UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  AMENDMENT 2

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 7, 2004
                                                  (March 12, 2004)
                                                  (April 14, 2004)
                                                (November 10, 2003)

                              ELECTRACAPITAL, INC.
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         000-28113                                      88-0451101
------------------------------------            --------------------------------
    (Commission File Number)                    (I.R.S. Employer
                                                            Identification No.)

P.O. Box 1175,
Palm Beach, Florida                                         33480
------------------------------------            --------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (561) 822-9995
                     ---------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)










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Item 1. Changes in Control of Registrant

     Not applicable.

Item 2. Acquisition or Disposition of Assets

     Not applicable.

Item 3. Bankruptcy or Receivership

     Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     (i) On November 10, 2003, Baum & Company, Certified Public Accountants, 1515 University Dr., Suite 209, Coral Springs, FL 33071 resigned as the Company's certifying accountant.

     (ii) During the Registrant's two most recent fiscal years and any subsequent period preceding the engagement of its successor accountant, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor did their audit report(s) contain any adverse or disclaimer of opinion or was modified, to include uncertainties, audit scope or accounting principles.

     (iii) On November 12, 2003, the Registrant's Board of Directors engage Kempisty & Company, CPA's, P.C. 15 Maiden Lane, Suite 1003, New York, NY 10038 as the Company's certifying accountant.

     (iv) During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Kempisty, the Company, or someone on the Company's behalf had not consulted Kempisty regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 5. Other Events

     Not applicable.







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Item 6. Resignation of Registrant's Directors

     Not applicable.

Item 7. Financial Statements and Exhibits

Exhibit
No.             Description
-----------     --------------------------
16.1            Letter from Baum & Company, P.A.  regarding change in certifying accountant.

Item 8. Change in the Fiscal Year

     Not applicable.

Item 9. Regulation FD Disclosure

     Not applicable


                                    SIGNATURES

     Pursuant to the requirements required of the Securities and Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



ElectraCapital, Inc.



DATED: June 7, 2004

BY: /s/ Matthew Scarabelli
--------------------------
Matthew Scarabelli
VP and Secretary












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